As filed with the Securities and Exchange Commission on April 1, 2013
Registration No. 333-186799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No.1 to

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUROSITE POWER INC.
(Exact name of registrant as specified in its charter)

Delaware	4931	27-5250881
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

EuroSite Power Inc.
45 First Avenue
Waltham, MA 02451
(781) 622-1120
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Anthony S. Loumidis	Copies to:
Chief Financial Officer	Edwin L. Miller Jr.
EuroSite Power Inc.	Sullivan & Worcester LLP
45 First Avenue	One Post Office Square
Waltham, MA 02451	Boston, MA 02109
Tel: (781) 622-1120/Fax: (781) 622-1027	Tel: (617) 338-2800/Fax: (617) 338-2880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
Subject to Completion, Dated April 1, 2013

1,872,525 Shares of Common Stock
This prospectus relates to resales of 1,872,525 shares of our common stock, including 875,000 shares of our common stock that are presently issued and outstanding and 997,525 shares of our common stock issuable upon the exercise of immediately exercisable, outstanding warrants, by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the offer and sale of the shares.
The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.
Our common stock is currently quoted on the OTCQB tier of the OTC Markets under the ticker symbol “EUSP”.
The last reported sales price of the common stock on the OTCQB on March 28, 2013, was $0.90 per share.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 3.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY,” “EUROSITE POWER,” “WE,” “US” AND “OUR” REFER TO EUROSITE POWER INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.
The date of this prospectus is                     , 2013

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
OUR COMPANY	3
RISK FACTORS	4
USE OF PROCEEDS	4
SELLING STOCKHOLDERS	4
PLAN OF DISTRIBUTION	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND MORE INFORMATION	6
INCORPORATION OF DOCUMENTS BY REFERENCE	7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and such forward looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our future financial performance, including our revenue, cost of revenue, operating expenses and ability to achieve and maintain profitability;

•	our ability to market, commercialize and achieve market acceptance for our combined heat and power systems or any other product candidates or products that we may develop;

•	our ability to innovate and keep pace with changes in technology;

•	the success of our marketing and business development efforts;

•	our ability to maintain, protect and enhance our intellectual property;

•	the effects of increased competition in our market;

•	our ability to effectively manage our growth and successfully enter new markets; and

•	the attraction and retention of qualified employees and key personnel.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

OUR COMPANY

We distribute, own and operate clean, on-site energy systems that produce electricity, hot water, heat and cooling in the United Kingdom and Europe. Our business model is to own the equipment that we install at customers’ facilities and to sell the energy produced by these systems to the customers on a long-term contractual basis at prices guaranteed to the customer to be below conventional utility rates. Because our systems may operate at up to 90% efficiency, according to the Environmental and Energy Study Institute, Energy Generation and Distribution Efficiency, (versus less than 33% for the existing power grid), we expect to be able to sell the energy produced by these systems to our customers at prices below their existing cost of electricity (or air conditioning), heat and hot water.

We offer natural gas powered cogeneration systems that are highly reliable and energy efficient. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for use at the site. We also distribute and operate water chiller systems for building cooling applications that operate in a similar manner, except that the engine’s power drives a large air-conditioning compressor while recovering heat for hot water. Cogeneration systems reduce the amount of electricity that the customer must purchase from the local utility and produce valuable heat and hot water for the site to use as required. By simultaneously providing electricity, hot water and heat, cogeneration systems also have a significant positive impact on the environment by reducing the carbon or CO2 produced by offsetting the traditional energy supplied by the electric grid and conventional hot water boilers.

The Company was incorporated in Delaware on July 9, 2010. Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451, and our telephone number is 781-622-1120.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, or SEC, since the filing of our most recent annual report on Form 10-K, all of which are on file with the SEC and are incorporated herein by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. The principal purpose of this offering is to register all of the shares of common stock and all of the shares of common stock issued from the exercise of warrants issued to the selling stockholders in a private placement on November 30, 2012, or the Private Placement.

SELLING STOCKHOLDERS

The following table sets forth the number of shares beneficially owned by the selling stockholders as of March 31, 2013 and the number of shares that may be offered by the selling stockholders pursuant to this prospectus. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. We have assumed, when calculating the numbers in the table, that all of the shares of common stock and all of the shares issued from the exercise of warrants owned by the selling stockholders and offered pursuant to this prospectus will be sold.
As of March 31, 2013, there were 56,747,100 shares of common stock outstanding.

	Shares Owned Before the Offering (1)		Shares Offered Pursuant to this Prospectus		Shares Owned After the Offering
Selling Stockholders	Number	Percent	Number	Percent	Number	Percent
ALB Private Investments LLC (2)	820,000	1.4%	600,000	1.1%	220,000	0.4%
Anthony Low-Beer (3)	600,000	1.1%	600,000	1.1%	—	*
Andrew & Susan Hirsch (4)	420,000	0.7%	200,000	0.4%	220,000	0.4%
The Thunen Family Trust (5)	200,000	0.4%	200,000	0.4%	—	*
Scarsdale Equities LLC (6)	122,525	0.2%	122,525	0.2%	—	*
Christopher G. Thunen (7)	50,000	0.1%	50,000	0.1%	—	*
David N. Low Jr. & Dominique G. Lahaussois JTWROS (8)	50,000	0.1%	50,000	0.1%	—	*
Roksanda Cerovic (9)	40,000	0.1%	40,000	0.1%	—	*
Dominique Lahaussois custodian for Pierre-Alexander Dewindt Low UTMA (10)	6,000	—%	6,000	—%	—	*
Anthony Low-Beer as custodian for Susanna Low-Beer (11)	4,000	—%	4,000	—%	—	*
Total	2,312,525		1,872,525		440,000

(1)
The number of shares presented in this table includes all shares of common stock issuable upon exercise of the warrants issued in the Private Placement. The warrants are immediately exercisable and expire on November 30, 2013.

(2)
Includes: (a) 300,000 shares of common stock, par value $0.001 per share and (b) warrants to purchase 300,000 shares of common stock exercisable within 60 days of April 1, 2013. Francis A. Mlynarczyk Jr. is the manager of ALB Private Investments LLC and has sole voting and investment power. The beneficiary is Anthony Low-Beer IRA Rollover Account. ALB Private Investments LLC is based out of Delaware. Mr. Mlynarczyk is the founding member and chief executive officer of Scarsdale Equities LLC, a New York City based Financial Industry Regulatory Authority, or FINRA, member firm that began operating in 2005.

(3)
Includes: (a) 300,000 shares of common stock, par value $0.001 per share, held by Anthony Low-Beer and (b) warrants to purchase 300,000 shares of common stock exercisable within 60 days of April 1, 2013.

(4)
Includes: (a) 100,000 shares of common stock, par value $0.001 per share, held by Andrew & Susan Hirsch and (b) warrants to purchase 100,000 shares of common stock exercisable within 60 days of April 1, 2013.

(5)
Includes: (a) 100,000 shares of common stock, par value $0.001 per share, held by The Thunen Family Trust and (b) warrants to purchase 100,000 shares of common stock exercisable within 60 days of April 1, 2013.Garret and Carol Thunen are the trustees of The Thunen Family Trust which is based out of California and have sole voting and investment power.

(6)
Includes warrants to purchase 122,525 shares of common stock exercisable within 60 days of April 1, 2013. Scarsdale Equities LLC is a registered broker-dealer with the SEC and FINRA that is engaged in independent brokerage and advisory services, investment banking, equity research and institutional sales and trading. Scarsdale Equities LLC served as our placement agent in the private placement and also in a separate offering which closed on November 30, 2012, and received warrants to purchase shares of the Company's common stock exercisable at $1.00 per share.

(7)
Includes: (a) 25,000 shares of common stock, par value $0.001 per share, held by Christopher G. Thunen and (b) warrants to purchase 25,000 shares of common stock exercisable within 60 days of April 1, 2013.

(8)
Includes: (a) 25,000 shares of common stock, par value $0.001 per share, held by David N. Low Jr. & Dominique G. Lahaussois JTWROS and (b) warrants to purchase 25,000 shares of common stock exercisable within 60 days of April 1, 2013.

(9)
Includes: (a) 20,000 shares of common stock, par value $0.001 per share, held by Roksanda Cerovic and (b) warrants to purchase 20,000 shares of common stock exercisable within 60 days of April 1, 2013.

(10)
Includes: (a) 3,000 shares of common stock, par value $0.001 per share, held by Dominique Lahaussois custodian for Pierre-Alexander Dewindt Low UTMA and (b) warrants to purchase 3,000 shares of common stock exercisable within 60 days of April 1, 2013.

(11)
Includes: (a) 2,000 shares of common stock, par value $0.001 per share, held by Anthony Low-Beer as custodian for Susanna Low-Beer and (b) warrants to purchase 2,000 shares of common stock exercisable within 60 days of April 1, 2013.

The selling stockholders acquired the shares offered pursuant to this prospectus in the Private Placement. Other than as noted above, the selling stockholders have not held any position with or had a material relationship with EuroSite Power or any of its affiliates during the past three years. The selling stockholders are not registered broker-dealers or affiliates of a registered broker-dealer, except Anthony Low-Beer who is affiliated with Scarsdale Equities LLC, a registered broker-dealer with the SEC and FINRA who is engaged in independent brokerage and advisory services, investment banking, equity research and institutional sales and trading.
The selling stockholders purchased the securities in the ordinary course of its business and at the time of the purchase they did not have any agreements or understandings directly or indirectly with any person to distribute the securities. If any shares of our common stock are sold by the selling stockholders pursuant to this prospectus, they may be deemed underwriters with respect thereto under the Securities Act.
PLAN OF DISTRIBUTION

The shares offered in this prospectus may be offered and sold from time to time for the account of the selling stockholders, including donees, transferees, pledgees, distributees or other successors in interest that receive such shares as a gift or through another non-sale related transfer from the selling stockholders.

The selling stockholders will act independently of EuroSite Power in making decisions with respect to the timing, manner and size of any sale. The selling stockholders may sell the shares:

•	at then-prevailing prices and terms;

•	at prices related to the then-current market price; or

•	at negotiated prices.

The sales may be made in the over-the-counter market or on any exchange on which the shares are listed. The selling stockholders may sell the shares in one or more of the following types of transactions:

•	one or more block trades in which the broker or dealer will attempt to sell as agent or principal all or a portion of the shares held by the selling stockholders;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	in negotiated transactions; or

•	through other means.

The selling stockholders may enter into hedging transactions when selling the shares. For example, the selling stockholders may:

•	sell shares short and redeliver such shares to close out their short positions;

•	enter into transactions involving short sales by the brokers or dealers;

•	enter into option or other types of transactions that require the selling stockholders to deliver shares to a broker or dealer, who then resells or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may affect sales through brokers, dealers or agents, who in turn may arrange for other brokers or dealers to participate. The brokers, dealers or agents may receive discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the shares in amounts to be determined prior to the sale. Under the federal securities laws, these brokers or dealers and any other participating brokers or dealers may be deemed to be an “underwriter” and any discounts, concessions or commissions received by them may be deemed to be “underwriting compensation” under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling the shares, the selling stockholders may:

•	sell their shares under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144;

•	transfer the shares by gift, distribution or other transfer not involving market makers or established trading markets; or

•	agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders are not subject to any underwriting agreement. The selling stockholders, or any parties who receive the shares from the selling stockholders by way of a gift, donation, distribution or other transfer, may sell the shares covered by this prospectus.

EuroSite Power will pay all expenses incident to the offering and sale of the shares to the public other than any discounts, concessions, commissions or fees of underwriters, brokers, dealers or agents.

Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exists an exemption from the registration or qualification requirements and that the exemption has been complied with.

We intend to maintain the effectiveness of this prospectus until the shares registered pursuant to this prospectus may be resold by the selling stockholders without restriction. We may suspend the selling stockholders' right to resell shares under this prospectus.

We shall inform the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its respective affiliates.

We will not receive any proceeds from this offering. The selling stockholders will pay or assume brokerage commissions or other similar charges and expenses incurred in the resale of the shares.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for EuroSite Power by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

The financial statements of EuroSite Power appearing in its Annual Report on Form 10-K for the year ended as of December 31, 2011, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of McGladrey LLP, (formerly McGladrey & Pullen, LLP) independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at: 100F Street N.E., Washington, DC 20549. You can request copies of these documents by writing to the Public Reference Section of the SEC, 100F Street N.E., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC's website at http://www.sec.gov. This website address is included in this document as an inactive textual reference only.

You may also obtain information about us, including copies of our SEC reports, through our website at www.eurositepower.co.uk. This website address is not an active link to the registration statement of which this prospectus is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus is a part. Requests for documents may also be addressed in writing or by telephone to: Anthony S. Loumidis, Chief Financial Officer, EuroSite Power Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013; and

•	The description of our common stock set forth in our Registration Statement on Form 10 filed on August 16, 2011, including any amendment or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information: Anthony S. Loumidis, Chief Financial Officer, EuroSite Power Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

* * *

This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the expenses we expect to incur and pay in connection with the issuance and distribution of the securities being registered:

Amount
Securities and Exchange Commission registration fee	$383
Legal fees and expenses	10,000
Accounting fees and expenses	3,500
Printing and miscellaneous	—
Total	$13,883

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Restated Certificate of Incorporation.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our charter includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Our charter also provides that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may, to the extent authorized from time to time by our Board of Directors, indemnify our other employees and agents to the same extent that we indemnified our officers and directors; and

•
in the event we do not assume the defense in a legal proceeding, we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS.

The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this registration statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit
Number        Description of Exhibit

3.1
Certificate of Incorporation, as amended and restated February 22, 2012 (incorporated by reference to Exhibit 3.2 to the Company's Form 10, as amended, originally filed with the SEC on August 16, 2011).

3.2	Bylaws, as amended and restated January 27, 2012 (incorporated by reference to Exhibit 3.4 to the Company's Form 10, as amended, originally filed with the SEC on August 16, 2011).

4.1
Specimen Common Stock Certificate of EuroSite Power Inc. (incorporated by reference herein to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 333-179002) filed with the SEC on January 13, 2012).

4.2	Form of Warrant (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on November 26, 2012).

4.3	Form of Warrant (incorporated by reference herein to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on November 26, 2012).

5.1        Legal Opinion of Sullivan & Worcester LLP (filed herewith).

23.1        Consent of McGladrey LLP (filed herewith).

23.2        Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1        Power of Attorney (contained on Signature Page).

ITEM 17. UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on April 1, 2013.
EUROSITE POWER INC.

By: /s/ Anthony S. Loumidis
Anthony S. Loumidis
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John N. Hatsopoulos and Anthony S. Loumidis and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Hatsopoulos	Chairman of the Board and Director	April 1, 2013
John N. Hatsopoulos

/s/ Barry J. Sanders	Director, President and Chief Executive Officer	April 1, 2013
Barry J. Sanders	(Principal Executive Officer)

/s/ Anthony S. Loumidis	Treasurer, Secretary and Chief Financial Officer	April 1, 2013
Anthony S. Loumidis	(Principal Financial and Accounting Officer)

/s/ Ahmed F. Ghoniem	Director	April 1, 2013
Ahmed F. Ghoniem

/s/ James C. Devas	Director	April 1, 2013
James C. Devas

/s/ Bruno Meier	Director	April 1, 2013
Bruno Meier

/s/ Joan Giacinti	Director	April 1, 2013
Joan Giacinti

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1
Certificate of Incorporation, as amended and restated February 22, 2012 (incorporated by reference to Exhibit 3.2 to the Company's Form 10, as amended, originally filed with the SEC on August 16, 2011).

3.2	Bylaws, as amended and restated January 27, 2012 (incorporated by reference to Exhibit 3.4 to the Company's Form 10, as amended, originally filed with the SEC on August 16, 2011).
4.1
Specimen Common Stock Certificate of EuroSite Power Inc. (incorporated by reference herein to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (File No. 333-179002) filed with the SEC on January 13, 2012).

4.2	Form of Warrant (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on November 26, 2012).
4.3	Form of Warrant (incorporated by reference herein to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on November 26, 2012).
5.1	Legal Opinion of Sullivan & Worcester LLP (filed herewith).
23.1	Consent of McGladrey LLP (filed herewith).
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on Signature Page).